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                                                                   EXHIBIT 99.1

[SHAW GROUP INC. LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

                                           CONTACT: Robert L. Belk
                                                    Executive Vice President &
                                                    Chief Financial Officer
                                                    225.932.2500


                 THE SHAW GROUP ANNOUNCES FINANCIAL RESULTS FOR
                         SECOND QUARTER OF FISCAL 2004

                  COMPANY'S BACKLOG INCREASES TO $5.5 BILLION

         BATON ROUGE, LOUISIANA, APRIL 14, 2004 - The Shaw Group Inc. (NYSE:
SGR) today announced financial results for its second quarter ended February 29, 2004. The Company reported net income of $2.2 million, or $0.04 per diluted share versus a net loss of $7.9 million, or $(0.21) per diluted share, for the same period ended February 28, 2003. Results for the second quarter of fiscal 2004 include a $2.6 million pre-tax unrealized currency translation loss. Excluding this charge, earnings would have been $0.06 per diluted share. Results for the prior year's second quarter included a $30 million pre-tax charge related to the settlement of project claims.

         Revenues for the quarter were $691.2 million versus $720.5 million for the second quarter of fiscal 2003. Revenues increased 6% over the $649.2 million reported for the first quarter of fiscal 2004.

         Shaw's backlog totaled $5.5 billion at February 29, 2004, a $400 million increase over the $5.1 billion recorded for the first quarter ended November 30, 2003 and a $700 million increase over the $4.8 billion recorded at August 31, 2003. Contributing to backlog during the quarter was $1.2 billion in new awards. The environmental and infrastructure group

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reported backlog of $3.0 billion, or 55% of total backlog, with approximately
$600 million in new awards. Backlog in the power generation business was $1.7 billion, or 31% of total backlog, with over $500 million in new awards. The process business had approximately $150 million in new awards. Approximately 39% of total backlog, or $2.1 billion, is expected to be worked off during the next 12 months.

         J.M. Bernhard, Jr. Shaw's Chairman and Chief Executive Officer commented, "Overall, we are pleased with our performance in the second quarter. Backlog continues to increase across all industry segments, and we are encouraged by the level of activity we have seen in several markets we serve. The energy sector is showing tangible signs of recovery, our maintenance group has achieved an impressive record in booking new work, our process technologies line is expanding internationally, and our environmental and infrastructure group has commenced work on projects in Iraq."

         Mr. Bernhard continued, "During the past year, The Shaw Group has taken decisive steps to position the Company for success in the improving domestic and global economies. We are streamlining our internal and external operations, creating innovative solutions and technologies, and targeting strategic markets and clients in the U.S and abroad."

         Primarily due to delays in the startup of two major EPC projects, the Company also announced that third quarter fiscal 2004 earnings are expected to be at the lower end of the range of its previously issued guidance, approximately $0.18 per diluted share, while fourth quarter earnings are expected to be below prior guidance, at approximately $0.28 per diluted share.

         This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

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         The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. The Company is headquartered in Baton Rouge, Louisiana, and employs approximately 15,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.


         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.


                                     # # #

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                 REVENUE AND BACKLOG BY INDUSTRY AND GEOGRAPHY

                              REVENUE BY INDUSTRY
                    (Second Quarter Ended February 29, 2004)


Environmental & Infrastructure     $   275.7 million    40%
Power Generation                       266.2 million    38%
Process Industries                     123.2 million    18%
Other Industries                        26.1 million     4%
                                   -----------------  ------
Total                              $   691.2 million   100%
                                   =================  ======


                              REVENUE BY GEOGRAPHY
                    (Second Quarter Ended February 29, 2004)


United States                      $   581.2 million    84%
Europe                                  46.4 million     7%
Asia/Pacific Rim                        24.3 million     4%
Canada                                  16.2 million     2%
Middle East                             17.8 million     3%
South America and Mexico                 2.3 million     -%
Other                                    3.0 million     -%
                                   -----------------  ------
Total                              $   691.2 million   100%
                                   =================  ======


                              BACKLOG BY INDUSTRY
                             (At February 29, 2004)


Environmental & Infrastructure     $ 3,001.1 million    55%
Power Generation
     Nuclear Power                   1,080.7 million    20%
     Fossil Fuel EPC                   558.1 million    10%
     Other Power                        89.3 million     1%
Process Industries                     709.2 million    13%
Other Industries                        36.3 million     1%
                                   -----------------  ------
Total                              $ 5,474.7 million   100%
                                   =================  ======


                              BACKLOG BY GEOGRAPHY
                             (At February 29, 2004)


Domestic                           $ 4,518.5 million    82%
International                          956.2 million    18%
                                   ------------------ ------
Total                              $ 5,474.7 million   100%
                                   ================   ======

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                             The Shaw Group Inc. Consolidated Statements of
                      Income (In thousands, except per share amounts)

                                                                        Three Months Ended
                                                                        February 29 and 28,
                                                                      ----------------------
                                                                         2004        2003
                                                                      ----------------------
Revenues                                                              $ 691,201    $ 720,458
Cost of revenues                                                        630,993      678,605
                                                                      ---------    ---------
Gross profit                                                             60,208       41,853

General and administrative expenses                                      45,389       49,230
                                                                      ---------    ---------
Operating income (loss)                                                  14,819       (7,377)

Interest expense                                                         (9,118)      (5,759)
Interest income                                                             456        2,065
Foreign currency transaction losses, net                                 (2,593)          54
Other income (expenses), net                                                106           78
                                                                      ---------    ---------
                                                                        (11,149)      (3,562)
                                                                      ---------    ---------
Income (loss) before income taxes and earnings (losses) from
 unconsolidated entities                                                  3,670      (10,939)
Provision (benefit) for income taxes                                      1,197       (4,456)
Income (loss) before earnings (losses) from unconsolidated entities       2,473       (6,483)
Earnings (losses) from unconsolidated entities (net of taxes)              (276)      (1,389)
                                                                      ---------    ---------
Net Income (loss)                                                     $   2,197    $  (7,872)
                                                                      =========    =========

Basic income (loss) per common share:
   Net income (loss) available to common shareholders                 $   2,197    $  (7,872)
                                                                      =========    =========
Weighted average common shares                                           60,797       37,741
                                                                      =========    =========
Net income (loss) per common share                                    $    0.04    $   (0.21)
                                                                      =========    =========


Diluted income (loss) per common share:
   Net income available to common shareholders                        $   2,197    $  (7,872)
Interest on convertible debt, net of taxes                                 --           --
                                                                      ---------    ---------
Net income (loss) for diluted computation                             $   2,197    $  (7,872)
                                                                      =========    =========
Weighted average common shares                                           61,752       37,741
                                                                      =========    =========
Diluted income (loss) per common share                                $    0.04    $   (0.21)
                                                                      =========    =========

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               RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND
                            REGULATION G DISCLOSURE

         This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Shaw believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Shaw's Current Report on Form 8-K to which this press release is attached as an exhibit.

         The ranges of forecasted financial information presented in this press release are based on management's current estimates of those amounts and are subject to change once actual amounts are recorded.

EBITDA

         The Company computes EBITDA as earnings before interest expense, income taxes, depreciation and amortization, earnings (losses) from unconsolidated entities, extraordinary items and the cumulative effects of accounting changes. EBITDA may also exclude certain charges which are considered non-cash charges for the period presented. EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered as a substitute for net income, operating income, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Other companies may define EBITDA differently and, as a result, Shaw's EBITDA computation may not be comparable to EBITDA or similarly titled measures of other companies.

         The following table reconciles EBITDA to net income for the last three quarters of the fiscal year ending August 31, 2004:


EBITDA PROJECTIONS
(IN MILLIONS)

                                          LOW RANGE              HIGH RANGE
                                          ---------              ----------
     Net income
                                          $   30                 $       37
     Add (deduct):
        Provision for income taxes            15                         18
        Interest Expense                      27                         27
        Depreciation and amortization         28                         28
                                          ---------              ----------
     EBITDA                               $  100                        110
                                          =========              ==========


Shaw has not provided a reconciliation of EBITDA to net cash provided by operating activities due to the difficulty in identifying changes in the individual working capital components that comprise net cash provided by operating activities.